November 10, 1995


Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D. C.  20549

Dear Sirs:

We are aware that Waverly, Inc. has incorporated by reference our report dated October 30, 1995 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statements on Forms S-8 (Numbers 33-28502 and 33-41925). We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,


COOPERS & LYBRAND L.L.P.
Baltimore, Maryland